Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Lpath, Inc. (the “Company”) of our report dated March 24, 2015 relating to the consolidated financial statements of the Company, which report appears in the Company’s Annual Report on Form 10-K.

/s/ Moss Adams LLP

San Diego, California

August 11, 2015